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                                                                   Exhibit 23.11

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 for Charter Communications, Inc. of our report dated September 11, 1998, relating to the financial statements of Amrac Clear View, a Limited Partnership, as of May 28, 1998 and for the period from January 1, 1998 through May 28, 1998 which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
July 22, 1999